EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED,
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Annual Report of Multimedia Games, Inc. (the “Company”) on Form 10-K/A for the year ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Anthony M. Sanfilippo, Chief Executive Officer, and Randy S. Cieslewicz, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 28, 2009	/s/ Anthony M. Sanfilippo
Anthony M. Sanfilippo
Chief Executive Officer

/s/ Randy S. Cieslewicz
Randy S. Cieslewicz
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Multimedia Games, Inc., and will be retained by Multimedia Games, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.